UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, the Board of Directors (the “Board”) of NGM Biopharmaceuticals, Inc. (the “Company”) appointed Siobhan Nolan Mangini as the Company’s Chief Financial Officer effective as of July 13, 2020 (the “Start Date”). On the Start Date, Ms. Nolan Mangini will assume the duties and responsibilities of the Company’s principal financial and accounting officer from David J. Woodhouse, the Company’s Chief Executive Officer, who has been serving as the Company’s acting chief financial officer.

Ms. Nolan Mangini, age 39, served in various roles at Castlight Health, Inc. from 2012 to February 2020, most recently as President from December 2019 to February 2020 and President and Chief Financial Officer from July 2019 to December 2019. Prior to that, she served as Chief Financial Officer, from July 2016 to July 2019; Vice President, Finance & Business Operations, from October 2015 to July 2016; Senior Director, Financial Planning & Business Operations, from November 2014 to September 2015; and Director, Strategy & Business Development, from February 2012 to November 2014. Prior to joining Castlight Health, she worked at Bain & Company, a management consulting company, from 2009 to January 2012, working in the health care and private equity practices. Ms. Nolan Mangini holds a B.S. in Economics from The Wharton School at University of Pennsylvania, an M.B.A. from the Graduate School of Business at Stanford University, and an M.P.A. from The Kennedy School of Government at Harvard University.

In connection with Ms. Nolan Mangini’s appointment as Chief Financial Officer, the Company and Ms. Nolan Mangini entered into an Offer Letter Agreement, dated May 20, 2020 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Ms. Nolan Mangini is employed on an “at-will” basis and is entitled to an initial annual base salary of $425,000 per year and a one-time sign-on bonus of $75,000 (subject to a pro-rated repayment if Ms. Nolan Mangini voluntarily resigns from her employment with the Company within two years of the Start Date).

The Offer Letter also provides for the grant of a stock option to purchase 300,000 shares of the Company’s common stock with an exercise price per share equal to 100% of the fair market value of the Company’s common stock on the date of grant. Such stock option will be subject to a four-year vesting schedule with 25% of the shares subject to the option vesting upon Ms. Nolan Mangini’s completion of one year of service measured from the Start Date and the balance of the shares vesting monthly thereafter for the next three years. Such stock option will be granted under the Company’s Amended and Restated 2018 Equity Incentive Plan. The Offer Letter also provides that if, on or within 18 months after the effective date of a change in control, Ms. Nolan Mangini’s employment is terminated without cause and other than a result of her death or disability, or she resigns for good reason, she will receive the following severance benefits: (i) continuation of her base salary for a six-month period, (ii) payment of premiums of health insurance benefits for up to six months and (iii) full vesting acceleration of any unvested outstanding equity awards.

The foregoing description of the Offer Letter is only a summary and it is qualified in its entirety by the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 20, 2020, the Company held its 2020 annual meeting of stockholders (the “Annual Meeting”). The following is a brief description of each matter voted on at the Annual Meeting, as well as the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter can be found in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 8, 2020. An archived version of the Annual Meeting webcast will be available for one year on the “Investors & Media” section of the Company’s website.

1. Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Shelly D. Guyer	34,591,781	131,772	5,892,202
Mark Leschly	33,390,748	1,332,805	5,892,202
William J. Rieflin	33,038,154	1,685,399	5,892,202

The Class I director nominees were elected to hold office until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

2. Ratification of Selection of Independent Registered Public Accounting Firm

Firm	Votes For	Votes Against	Abstentions
Ernst & Young LLP	40,364,441	164,158	87,156

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: May 27, 2020	By:	/s/ Valerie Pierce
Valerie Pierce
Senior Vice President and General Counsel